UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31,2024

National Beverage Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14170	59-2605822
(Commission File Number)	(IRS Employer Identification No.)

8100 SW Tenth Street, Suite 4000 Fort Lauderdale, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 581-0922
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	FIZZ	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

The Audit Committee of our Board of Directors (the “Audit Committee”) solicited proposals from several accounting firms to serve as our independent registered accounting firm for the fiscal year ending May 3, 2025. As a result of this process, on October 31, 2024, the Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm. On October 31, 2024, the Audit Committee also dismissed RSM US LLP (“RSM”) as our independent registered public accounting firm, beginning with the Company’s second fiscal quarter.

The audit reports of RSM on our consolidated financial statements as of and for the fiscal years ended April 27, 2024 and April 29, 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended April 27, 2024 and April 29, 2023 and during the subsequent interim period from the end of the most recently completed fiscal year through October 31, 2024, the date of RSM's dismissal, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to RSM’s satisfaction, would have caused RSM to make reference thereto in its reports on the consolidated financial statements for such years. In addition, during our two most recent fiscal years ended April 27, 2024 and April 29, 2023 and the subsequent interim period through October 31, 2024, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that as of April 27, 2024, a material weakness existed in our internal control over financial reporting related to control activities over the review of the statement of cash flows, including operating lease disclosure and presentation that was previously identified by management and disclosed in Part II. Item 9A. “Controls and Procedures” of our Annual Report on Form 10-K for the fiscal year ended April 27, 2024 as filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2024. RSM’s audit report on the effectiveness of internal control over financial reporting as of April 27, 2024 indicated that we did not maintain effective internal control over financial reporting as of April 27, 2024 because of the effect of such identified material weakness on the achievement of the objectives of the control criteria and contained an explanatory paragraph. The Company’s management and the Audit Committee are committed to maintaining a strong internal control environment, and the material weakness has been fully remediated as of July 27, 2024, as previously reported in Part I. Item 4. “Controls and Procedures” in our Quarterly Report on Form 10-Q for the period ended July 27, 2024, filed with the SEC on September 5, 2024. The Audit Committee has authorized RSM to respond fully to any inquiries of Grant Thornton concerning this reportable event.

During the two most recent fiscal years ended April 27, 2024 and April 29, 2023 and during the subsequent interim period from the end of the most recently completed fiscal year through October 31, 2024, preceding the engagement of Grant Thornton as our independent registered public accounting firm, neither we nor anyone acting on our behalf consulted Grant Thornton regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.

We delivered a copy of this Current Report on Form 8-K to RSM and requested a letter addressed to the SEC stating whether it agrees with the statements made in response to this Item 4.01 and, if not, stating the respects in which it does not agree. RSM has furnished us with a letter, dated November 6, 2024, addressed to the SEC indicating that it agrees with the foregoing statements. A copy of this letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit 16.1	Letter from RSM US LLP to the Securities and Exchange Commission dated November 6, 2024

Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Beverage Corp. (Registrant)

By:	/s/ George R. Bracken
George R. Bracken
Executive Vice President – Finance
(Principal Financial Officer)

Date November 6, 2024

EXHIBIT INDEX

16.1	Letter from RSM US LLP to the Securities and Exchange Commission dated November 6, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL)